                                                                     Exhibit 4-1



                                 $1,500,000,000

                            364-DAY CREDIT AGREEMENT

                          dated as of December 12, 2001

                                      among

                               EXELON CORPORATION,

                          COMMONWEALTH EDISON COMPANY,

                               PECO ENERGY COMPANY

                                       and

                         EXELON GENERATION COMPANY, LLC

                                  as Borrowers

                         VARIOUS FINANCIAL INSTITUTIONS

                                   as Lenders

                                  BANK ONE, NA

                             as Administrative Agent

                               ABN AMRO BANK, N.V.

                                       and

                                BARCLAYS BANK PLC

                           as Co-Documentation Agents

                                       and

                                 CITIBANK, N.A.

                                       and

                            FIRST UNION NATIONAL BANK

                            as Co-Syndication Agents

                         BANC ONE CAPITAL MARKETS, INC.

                       Lead Arranger and Sole Book Runner

                            364-DAY CREDIT AGREEMENT
                          dated as of December 12, 2001

      EXELON CORPORATION, COMMONWEALTH EDISON COMPANY, PECO ENERGY COMPANY, EXELON GENERATION COMPANY, LLC, the banks listed on the signature pages hereof, BANK ONE, NA, as Administrative Agent, ABN AMRO BANK, N.V. and BARCLAYS BANK PLC, as Co-Documentation Agents, and CITIBANK, N.A. and FIRST UNION NATIONAL BANK, as Co-Syndication Agents hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, each of the following terms shall have the meaning set forth below (each such meaning to be equally applicable to both the singular and plural forms of the term defined):

      "Administrative Agent" means Bank One in its capacity as administrative agent for the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Section 7.06.

      "Advance" means an advance by a Lender to a Borrower hereunder. An Advance may be a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

      "Agents" means the Administrative Agent, the Co-Documentation Agents and the Co-Syndication Agents; and "Agent" means any one of the foregoing.

      "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" - see Schedule II.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

      "Bank One" means Bank One, NA, a national banking association with its main office in Chicago, Illinois.

      "Base Rate" means, for any period, a fluctuating interest rate per annum which rate per annum shall at all times be equal to the higher of:

            (a) the Prime Rate; and

            (b) the sum of 0.5% per annum plus the Federal Funds Rate in effect from time to time.

      "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.06(a).

      "Borrowers" means Exelon, ComEd, PECO and Genco; and "Borrower" means any one of the foregoing.

      "Borrowing" means a group of Advances to the same Borrower of the same Type made, continued or converted on the same day by the Lenders ratably according to their Pro Rata Shares and, in the case of a Borrowing of Eurodollar Rate Advances, having the same Interest Period.

      "Business Day" means a day on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

      "Closing Date" shall mean the date on which all conditions precedent to the initial Credit Extension have been satisfied.

      "Code" means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Co-Documentation Agent" means each of ABN AMRO Bank, N.V. and Barclays Bank plc in its capacity as a co-documentation agent hereunder.

      "Commitment" means, for any Lender, such Lender's commitment to make Advances and participate in Facility LCs for the account of each Borrower hereunder.

      "Commitment Amount" means, for any Lender at any time, the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04.

      "Commitment Termination Date" means, with respect to any Borrower, the earlier of (i) December 11, 2002 or such later date to which the scheduled Commitment Termination Date may be extended pursuant to Section 2.17 (or, if any such date is not a Business Day, the next preceding Business Day) or (ii) the date of termination in whole of the Commitments to such Borrower pursuant to
Section 2.04 or 6.01.

      "ComEd" means Commonwealth Edison Company, an Illinois corporation, or any Eligible Successor thereof.


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
      "ComEd Sublimit" means $300,000,000, subject to adjustment as provided in
Section 2.04(c).

      "ComEd Mortgage" means the Mortgage, dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture, dated August 1, 1944, from ComEd to Harris Trust and Savings Bank and D.G. Donovan, as trustees; provided that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of "permitted liens" as defined in the ComEd Mortgage as constituted on the date of this Agreement.

      "Consolidated Adjusted Total Capitalization" means, for any Borrower, the sum, without duplication, of the following with respect to such Borrower and its consolidated Subsidiaries determined on a consolidated basis (exclusive, in each case, to the extent otherwise included in such item, of (i) Nonrecourse Indebtedness of any Subsidiary of such Borrower and (ii) the aggregate principal amount of Transitional Funding Instruments of such Borrower and its consolidated Subsidiaries): (a) total capitalization as of such date, as determined in accordance with GAAP without, in the case of PECO, giving effect to the "Receivable from Parent" recorded as a debit to shareholders' equity on PECO's books in connection with the corporate restructuring described in Exelon's Form 10-Q filed with the Securities and Exchange Commission on May 15, 2001, (b) the current portion of liabilities which as of such date would be classified in whole or part as long-term debt in accordance with GAAP (it being understood that the noncurrent portion of such liabilities is included in the total capitalization referred to in clause (a)), (c) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (d) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on the audited balance sheets of PECO and Exelon for December 31, 2000).

      "Consolidated Adjusted Total Debt" means, for any Borrower, the sum, without duplication, of the following with respect to such Borrower and its consolidated Subsidiaries determined on a consolidated basis (exclusive, in each case, to the extent otherwise included in such item, of (i) Nonrecourse Indebtedness of any Subsidiary of such Borrower, (ii) the aggregate principal amount of Subordinated Deferrable Interest Securities of such Borrower and its Subsidiaries and (iii) the aggregate principal amount of Transitional Funding Instruments of such Borrower and its Subsidiaries): (a) all liabilities which as of such date would be classified in whole or in part as long-term debt in accordance with GAAP (including the current portion thereof), (b) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (c) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on the audited balance sheets of PECO and Exelon for December 31, 2000).

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Exelon or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

      "Co-Syndication Agent" means each of Citibank, N.A. and First Union National Bank in its capacity as co-syndication agent hereunder.

      "Credit Extension" means the making of an Advance or the issuance or modification of a Facility LC hereunder.

      "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

      "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; or (iv) the central bank of any country that is a member of the OECD; provided, however, that, unless otherwise agreed by Exelon and the Administrative Agent in their sole discretion, (A) any such Person described in clause (i), (ii) or (iii) above shall also (x) have outstanding unsecured long-term debt that is rated BBB- or better by S&P and Baa3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either such corporation is no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $100,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.14(e)).

      "Eligible Successor" means a Person which (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of a Borrower and its Subsidiaries, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and
(iv) is acceptable to the Majority Lenders as a credit matter.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

      "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance made as part of a Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Advance made as part of a Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

      "Eurodollar Rate Advance" means any Advance that bears interest as provided in Section 2.06(b).

      "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event of Default" - see Section 6.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended and modified from time to time.

      "Exelon" means Exelon Corporation, a Pennsylvania corporation, or any Eligible Successor thereof.

      "Exelon Sublimit" means $900,000,000, subject to adjustment as provided in
Section 2.04(c).

      "Existing Agreement" means the 364-Day Credit Agreement dated as of December 19, 2000 among Exelon, PECO, ComEd, various financial institutions and Bank One, as Administrative Agent, as amended prior to the Closing Date.

      "Facility Fee Rate" - see Schedule II.

      "Facility LC" is defined in Section 2.16.1. "Facility LC Application" is defined in Section 2.16.3.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Final Termination Date" means, with respect to any Borrower, the earlier of (i) the date on or after the Commitment Termination Date for such Borrower on which all of such Borrower's obligations hereunder have been paid in full and all Facility LC's issued for the account of such Borrower have expired or been terminated and (ii) the date on which all of such Borrower's obligations hereunder have become due and payable (pursuant to Section 6.01 or otherwise).

      "GAAP" - see Section 1.03.

      "Genco" means Exelon Generation Company, LLC, a Pennsylvania limited liability company, or any Eligible Successor thereof.

      "Genco Sublimit" means zero, subject to adjustment as provided in Section 2.04(c); provided that the Genco Sublimit may not be increased prior to the date on which the conditions precedent to the initial Advance to Genco set forth in
Section 3.03 have been satisfied.

      "Granting Bank" - see Section 8.07(h).

      "Interest Period" means, for each Eurodollar Rate Advance, the period commencing on the date of such Eurodollar Rate Advance is made or is converted from a Base Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, as the applicable Borrower may select in accordance with Section 2.02 or 2.09; provided that:

                  (i) no Borrower may select any Interest Period that ends after the scheduled Commitment Termination Date;

                  (ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) if there is no day in the appropriate calendar month at the end of such Interest Period numerically corresponding to the first day of such Interest Period, then such Interest Period shall end on the last Business Day of such appropriate calendar month.

      "LC Fee Rate" - see Schedule II.

      "LC Issuer" means Bank One in its capacity as issuer of Facility LCs hereunder.

      "LC Obligations" means, with respect to any Borrower at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs issued for the account of such Borrower outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations of such Borrower.

      "LC Payment Date" is defined in Section 2.16.5.

      "Lead Arranger" means Banc One Capital Markets in its capacity as Lead Arranger and Sole Book Runner.

      "Lenders" means each of the financial institutions listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

      "Letter of Credit Sublimit" means $100,000,000.

      "Lien" means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).


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
      "Leverage Ratio" means, for any Borrower, the ratio of such Borrower's Consolidated Adjusted Total Debt to such Borrower's Consolidated Adjusted Total Capitalization.

      "Majority Lenders" means Lenders having Pro Rata Shares of more than 50% (provided that, for purposes of this definition, no Borrower nor any Affiliate of a Borrower, if a Lender, shall be included in calculating the amount of any Lender's Pro Rata Share or the amount of the Commitment Amounts or Outstanding Credit Extensions, as applicable, required to constitute more than 50% of the Pro Rata Shares).

      "Material Adverse Change" and "Material Adverse Effect" each means, relative to any occurrence, fact or circumstances of whatsoever nature (including, without limitation, any determination in any litigation, arbitration or governmental investigation or proceeding) with respect to any Borrower, (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of such Borrower and its consolidated Subsidiaries, taken as a whole, or (ii) any materially adverse effect on the validity or enforceability against such Borrower of this Agreement or any applicable Note.

      "Material Subsidiary" means, with respect to Exelon, each of ComEd, PECO and Genco and any holding company for any of the foregoing.

      "Modify" and "Modification" are defined in Section 2.16.1.

      "Moody's" means Moody's Investors Service, Inc.

      "Moody's Rating" means, at any time for any Borrower, the rating issued by Moody's and then in effect with respect to such Borrower's senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if such Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from Moody's for debt securities of such type, then such indicative rating shall be used for determining the "Moody's Rating").

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Exelon or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Nonrecourse Indebtedness" means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to any Borrower or any of their respective Affiliates other than:

                  (i) recourse to the named obligor with respect to such Debt
            (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

                  (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

                  (iii) recourse to the Debtor generally or indirectly to any
            Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

      "Note" means a promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

      "Notice of Borrowing" - see Section 2.02(a).

      "OECD" means the Organization for Economic Cooperation and Development.

      "Outstanding Credit Extensions" means, with respect to any Borrower, the sum of the aggregate principal amount of all outstanding Advances to such Borrower plus all LC Obligations of such Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "PECO" means PECO Energy Company, a Pennsylvania corporation, or any Eligible Successor thereof.

      "PECO Mortgage" means the First and Refunding Mortgage, dated as of May 1, 1923, between The Counties Gas & Electric Company (to which PECO is successor) and Fidelity Trust Company, Trustee (to which First Union National Bank is successor), as amended, supplemented or refinanced from time to time, provided that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of "excepted encumbrances" as defined in the PECO Mortgage as constituted on the date of this Agreement.

      "PECO Sublimit" means $300,000,000, subject to adjustment as provided in
Section 2.04(c).

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Exelon or any other member of the Controlled Group may have any liability.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Principal Subsidiary" means, with respect to a Borrower, (i) each Utility Subsidiary of such Borrower (other than Commonwealth Edison Company of Indiana, Inc., so long as it does not qualify as a Principal Subsidiary under the following clause (ii)) and (ii) each other Subsidiary of such Borrower the assets of which exceeded $150,000,000 in book value at any time during the preceding 24-month period.

      "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment Amount (plus, after the Commitments have terminated with respect to any Borrower, the principal amount of such Lender's outstanding Advances to such Borrower plus the amount of such Lender's participation in all of such Borrower's LC Obligations) and the denominator of which is the aggregate amount of the Commitment Amounts (plus, after the Commitments have terminated with respect to any Borrower, the principal amount of all outstanding Advances to such Borrower plus all LC Obligations of such Borrower).

      "Reference Banks" means Bank One, Citibank, N.A. and First Union National Bank.

      "Register" - see Section 8.07(c).

      "Reimbursement Obligations" means, with respect to any Borrower at any time, the aggregate of all obligations of such Borrower then outstanding under
Section 2.16 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "S&P Rating" means, at any time for any Borrower, the rating issued by S&P and then in effect with respect to such Borrower's senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if such Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from S&P for debt securities of such type, then such indicative rating shall be used for determining the "S&P Rating").

      "Single Employer Plan" means a Plan maintained by Exelon or any other member of the Controlled Group for employees of Exelon or any other member of the Controlled Group.

      "SPC" - see Section 8.07(h).

      "Special Purpose Subsidiary" means a direct or indirect wholly owned Subsidiary of ComEd or PECO, substantially all of the assets of which are "intangible transition property" (as defined in Section 18-102 of the Illinois Public Utilities Law, as amended, or in 66 Pa. Cons. Stat. Ann. ss.2812(g) (West Supp. 1997) or any successor provision of similar import), and proceeds thereof, formed solely for the purpose of holding such assets and issuing such Transitional Funding Instruments, and which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

      "Sublimit" means the Exelon Sublimit, the ComEd Sublimit, the PECO Sublimit or the Genco Sublimit.

      "Subordinated Deferrable Interest Securities" means, with respect to any Borrower, all obligations of such Borrower and its Subsidiaries, as set forth from time to time in the consolidated balance sheets of such Borrower and its Subsidiaries delivered pursuant to Section 5.01(b) hereof, in respect of "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely the Company's Subordinated Debt Securities" or "Company-Obligated Mandatorily Redeemable Preferred Securities of a Partnership, which holds solely Subordinated Debentures of the Company."

      "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries).

      "Taxes" - see Section 2.14.

      "Transitional Funding Instrument" means any instruments, pass-through certificates, notes, debentures, certificates of participation, bonds, certificates of beneficial interest or other evidences of indebtedness or instruments evidencing a beneficial interest which (i) in the case of ComEd (A) are issued pursuant to a "transitional funding order" (as such term is defined in Section 18-102 of the Illinois Public Utilities Act, as amended) issued by the Illinois Commerce Commission at the request of an electric utility and (B) are secured by or otherwise payable from non-bypassable cent per kilowatt hour charges authorized pursuant to such order to be applied and invoiced to customers of such utility and (ii) in the case of PECO, are "transition bonds" (as defined in 66 Pa. Cons. Stat. Ann. ss.2812(g) (West Supp. 1997), or any successor provision of similar import), representing a securitization of "intangible transition property" (as defined in the foregoing statute). The instrument funding charges so applied and invoiced must be deducted and stated separately from the other charges invoiced by such utility against its customers.

      "Type" - see the definition of Advance.

      "Unfunded Liabilities" means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, and (ii) in the case of any Multiemployer Plan, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

      "Unmatured Event of Default" means any event which (if it continues uncured) will, with lapse of time or notice or both, became an Event of Default.

      "Utility Subsidiary" means, with respect to a Borrower, each Subsidiary of such Borrower that is engaged principally in the generation, transmission, or distribution of electricity or gas and is subject to rate regulation as a public utility by federal or state regulatory authorities.

      "Utilization Fee Rate" - see Schedule II.

      SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      SECTION 1.03 Accounting Principles. (a) As used in this Agreement, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Exelon's audited consolidated financial statements as of December 31, 2000 and for the fiscal year then ended. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by any Borrower apply accounting principles other than GAAP (including as a result of any event described in Section 1.03(b)), the compliance certificate delivered pursuant to
Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.

            (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and the applicable Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and such Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

      SECTION 1.04 Section References. Unless indicated otherwise, any section reference herein refers to a section of this Agreement.

                                   ARTICLE II

                      AMOUNTS AND TERMS OF THE COMMITMENTS

      SECTION 2.01 Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to (a) make Advances to any Borrower and (b) to participate in Facility LCs issued upon the request of any Borrower, in each case from time to time during the period from the date hereof to the Commitment Termination Date for such Borrower, in an aggregate amount not to exceed such Lender's Commitment Amount as in effect from time to time; provided that (i) the aggregate principal amount of all Advances by such Lender to any Borrower shall not exceed such Lender's Pro Rata Share of the aggregate principal amount of all Advances to such Borrower; (ii) such Lender's participation in Facility LCs issued for the account of any Borrower shall not exceed such Lender's Pro Rata Share of all LC Obligations of such Borrower; (iii) the Outstanding Credit Extensions to Exelon shall not at any time exceed the Exelon Sublimit; (iv) the Outstanding Credit Extensions to ComEd shall not any time exceed the ComEd Sublimit; (v) the Outstanding Credit Extensions to PECO shall not at any time exceed the PECO Sublimit; (vi) the Outstanding Credit Extensions to Genco shall not at any time exceed the Genco Sublimit; and (vii) the LC Obligations of all Borrowers collectively shall not at any time exceed the Letter of Credit Sublimit. Within the foregoing limits, each Borrower may from time to time borrow, prepay pursuant to Section 2.10 and reborrow hereunder prior to the Commitment Termination Date for such Borrower.

      SECTION 2.02 Procedures for Advances; Limitations on Borrowings.

            (a) Any Borrower may request Advances hereunder by giving notice (a "Notice of Borrowing") to the Administrative Agent (which shall promptly advise each Lender of its receipt thereof) not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed borrowing of Eurodollar Rate Advances and on the date of any proposed borrowing of Base Rate Advances. Each Notice of Borrowing shall be sent by telecopier, confirmed immediately in writing, and shall be in substantially the form of Exhibit B hereto, specifying therein the Borrower which is requesting Advances and the requested (i) date of borrowing (which shall be a Business Day), (ii) Type of Advances to be borrowed,
(iii) the aggregate amount of such Advances, and (iv) in the case of a borrowing of Eurodollar Rate Advances, the initial Interest Period therefor. Each Lender shall, before 12:00 noon (Chicago time) on the date of such borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of the requested borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address.

            (b) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. If a Notice of Borrowing requests Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the requested borrowing date the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the requested Advance to be made by such Lender.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any requested borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the requested borrowing date in accordance with subsection (a) of this Section 2.02 and the

Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances made in connection with such borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (d) The failure of any Lender to make the Advance to be made by it on any borrowing date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

            (e) Each Borrowing of Base Rate Advances shall at all times be in an aggregate amount not less than $5,000,000; and each Borrowing of Eurodollar Rate Advances shall at all times be in an aggregate amount not less than $10,000,000. Notwithstanding anything to the contrary contained herein, the Borrowers collectively may not have more than 25 Borrowings of Eurodollar Rate Advances outstanding at any time.

      SECTION 2.03 Facility and Utilization Fees.

            (a) Each Borrower agrees to pay to the Administrative Agent, for the account of the Lenders according to their Pro Rata Shares, a facility fee for the period from the Closing Date to the Commitment Termination Date for such Borrower (or, if later, the date on which all Outstanding Credit Extensions to such Borrower have been paid in full) in an amount equal to the Facility Fee Rate for such Borrower multiplied by such Borrower's Sublimit (or, after the Commitment Termination Date, the principal amount of all Outstanding Credit Extensions to such Borrower), payable on the last day of each March, June, September and December and on the Final Termination Date for such Borrower (and, if applicable, thereafter on demand).

            (b) Utilization Fee. Each Borrower agrees to pay to the Administrative Agent, for the account of the Lenders according to their Pro Rata Shares, a utilization fee for each day on which either (i) the Outstanding Credit Extensions to all Borrowers exceed 33-1/3% of the aggregate amount of the Commitment Amounts or (ii) such Borrower's Outstanding Credit Extensions exceed 33-1/3% of such Borrower's Sublimit, in each case in an amount equal to the Utilization Fee Rate for such Borrower multiplied by such Borrower's Outstanding Credit Extensions on such day, payable on the last day of each March, June, September and December and on the Commitment Termination Date for such Borrower.

      SECTION 2.04 Reduction of Commitment Amounts; Adjustment of Sublimits. (a) Each Borrower shall have the right, upon at least two Business Days' notice to the Administrative Agent, to ratably reduce the respective Commitment Amounts of the Lenders in accordance with their Pro Rata Shares; provided that no Borrower may reduce the Commitment Amounts by an amount that is greater than the remainder of the amount of such Borrower's Sublimit minus the Outstanding Credit Extensions to such Borrower; and provided, further, that each partial reduction of the Commitment Amounts shall be in the aggregate amount of $10,000,000 or an integral multiple thereof. Once reduced pursuant to this Section 2.04, the Commitment Amounts may not be increased.

            (b) Any Borrower shall have the right at any time such Borrower's Sublimit has been reduced to zero, upon at least two Business Days' notice to the Administrative Agent, to terminate the Commitment of each Lender with respect to such Borrower in its entirety (but only if such Borrower concurrently pays all of its obligations hereunder). Upon any such termination, such Borrower shall cease to be a party hereto and shall no longer have any rights or obligations hereunder (except under provisions hereof which by their terms would survive any termination hereof).

            (c) The Borrowers may from time to time so long as no Event of Default or Unmatured Event of Default exists with respect to any Borrower, upon not less than five Business Days' notice to the Administrative Agent (which shall promptly notify each Lender), change their respective Sublimits; provided that (i) the sum of the Sublimits shall at all times be equal to the aggregate amount of the Commitment Amounts; and (ii) after giving effect to any adjustment of the Sublimits, (A) each Sublimit shall be an integral multiple of $50,000,000 (except that one Sublimit may not be such an integral multiple if the aggregate amount of the Commitment Amounts is not an integral multiple of $50,000,000);
(B) no Sublimit shall exceed $1,000,000,000; (C) the Outstanding Credit Extensions to Exelon shall not exceed the Exelon Sublimit; (D) the Outstanding Credit Extensions to ComEd shall not exceed the ComEd Sublimit; (E) the Outstanding Credit Extensions to Genco shall not exceed the Genco Sublimit and
(F) the Outstanding Credit Extensions to PECO shall not exceed the PECO
Sublimit.

      SECTION 2.05 Repayment of Advances. Each Borrower shall repay the principal amount of all Advances made to it on or before the Commitment Termination Date for such Borrower.

      SECTION 2.06 Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (a) At all times such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance is converted to a Eurodollar Rate Advance or paid in full.

            (b) Subject to Section 2.07, at all times such Advance is a Eurodollar Rate Advance, a rate per annum equal to the sum of the Eurodollar Rate for each applicable Interest Period plus the Applicable Margin in effect from time to time for such Borrower, payable on the last day of each Interest Period for such Eurodollar Rate Advance (and, if any Interest Period for such Advance is six months, on the day that is three months after the first day of such Interest Period) or, if earlier, on the date such Eurodollar Rate Advance is converted to a Base Rate Advance or paid in full.

      SECTION 2.07 Additional Interest on Eurodollar Advances. Each Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender made to such Borrower, from the date of such Advance until such principal amount is paid in full or converted to a Base Rate Advance, at an interest rate per annum equal to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance; provided that no Lender shall be entitled to demand such additional interest more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such additional interest to the extent that such additional interest relates to the retroactive application of the reserve requirements described above if such demand is made within 90 days after the implementation of such retroactive reserve requirements. Such additional interest shall be determined by the applicable Lender and notified to the applicable Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.08 Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the applicable Borrower and the Lenders of each applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining each applicable interest rate under Section 2.06(b).

            (c) If all of the Reference Banks fail to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                  (i) the Administrative Agent shall forthwith notify the
            applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make, continue or
            convert into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon

                  (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor (unless prepaid or converted to a Base Rate Advance prior to such day), convert into a Base Rate Advance, and

                  (ii) the obligation of the Lenders to make, continue or
            convert into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 2.09 Continuation and Conversion of Advances. (a) Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed continuation of or conversion into Eurodollar Rate Advances, and on the date of any proposed conversion into Base Rate Advances, and subject to the provisions of Sections 2.08 and 2.12, continue Eurodollar Rate Advances for a new Interest Period or convert a Borrowing of Advances of one Type into Advances of the other Type; provided, that any continuation of Eurodollar Rate Advances or conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless, in the case of such a conversion, such Borrower shall also reimburse the Lenders pursuant to Section 8.04(b) on the date of such conversion. Each such notice of a continuation or conversion shall, within the restrictions specified above, specify (i) the date of such continuation or conversion, (ii) the Advances to be continued or converted, and (iii) in the case of continuation of or conversion into Eurodollar Rate Advances, the duration of the Interest Period for such Advances.

            (b) If a Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing of Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and Section 2.09(a), the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Advances.

      SECTION 2.10 Prepayments. Any Borrower may, upon notice to the Administrative Agent at least three Business Days prior to any prepayment of Eurodollar Rate Advances, or one Business Day's notice prior to any prepayment of Base Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given that Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that
(i) each partial prepayment shall be in
an aggregate principal amount not less than $10,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Eurodollar Rate Advances and $5,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Base Rate Advances, and (ii) in the case of any such prepayment of a Eurodollar Rate Advance, such Borrower shall be obligated to reimburse the Lenders pursuant to Section 8.04(b) on the date of such prepayment.

      SECTION 2.11 Increased Costs. (a) If on or after the date of this Agreement, any Lender or the LC Issuer determines that (i) the introduction of or any change (other than, in the case of Eurodollar Rate Advances, any change by way of imposition or increase of reserve requirements, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) shall increase the cost to such Lender or the LC Issuer, as the case may be, of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or of issuing or participating in any Facility LC, then the applicable Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent) or the LC Issuer, as applicable, pay to the Administrative Agent for the account of such Lender additional amounts (without duplication of any amount payable pursuant to Section 2.14) sufficient to compensate such Lender or the LC Issuer, as applicable, for such increased cost; provided that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made and the LC Issuer shall not be entitled to demand such compensation more than 90 days following the expiration or termination (by a drawing or otherwise) of the Facility LC in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender or the LC Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the amount of such increased cost, submitted to the applicable Borrower and the Administrative Agent by a Lender or the LC Issuer, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender or the LC Issuer determines that, after the date of this Agreement, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) regarding capital adequacy requirements affects or would affect the amount of capital required or expected to be maintained by such Lender or the LC Issuer or any Person controlling such Lender or the LC Issuer (including, in any event, any determination after the date of this Agreement by any such governmental authority or central bank that, for purposes of capital adequacy requirements, any Lender's Commitment to a Borrower or the LC Issuer's commitment to issue Facility LCs for the account of such Borrower as the case may be does not constitute a commitment with an original maturity of less than one year) and that the amount of such capital is increased by or based upon the existence of such Lender's Commitment to such Borrower or the LC Issuer's commitment to issue Facility LCs for the account of such Borrower, as applicable, or the Advances made by such Lender to such Borrower or Reimbursement Obligations owed to the LC Issuer by such Borrower, as the case may be, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent) or the LC Issuer, as applicable, such Borrower shall immediately pay to the Administrative Agent for the account of such Lender or LC Issuer, as applicable, from time to time as specified by such Lender or the LC Issuer, as applicable, additional amounts sufficient to compensate such Lender, the LC Issuer or such controlling Person, as applicable, in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's Commitment to such Borrower or the Advances made by such Lender to such Borrower or the LC Issuer determines such increase in capital to be allocable to the LC Issuer's commitment to issue Facility LCs for the account of such Borrower or the Reimbursement Obligations owed by such Borrower to the LC Issuer; provided that no Lender or the LC Issuer shall be entitled to demand such compensation more than one year following the payment to or for the account of such Lender of all other amounts payable hereunder by such Borrower and under any Note of such Borrower held by such Lender and the termination of such Lender's Commitment to such Borrower and the LC Issuer shall not be entitled to demand such compensation more than one year after the expiration or termination (by drawing or otherwise) of all Facility LCs issued for the account of such Borrower and the termination of the LC Issuer's commitment to issue Facility LCs for the account of such Borrower; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender or the LC Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to such amounts submitted to the applicable Borrower and the Administrative Agent by the applicable Lender or the LC Issuer shall be conclusive and binding, for all purposes, absent manifest error.

            (c) Any Lender claiming compensation pursuant to this Section 2.11 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such compensation that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make, continue or convert Advances into Eurodollar Rate Advances shall be suspended (subject to the following paragraph of this Section 2.12) until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Rate Advances of such Lender then outstanding shall, on the last day of the then applicable Interest Period (or such earlier date as such Lender shall designate upon not less than five Business Days' prior written notice to the Administrative Agent), be automatically converted into Base Rate Advances.

      If the obligation of any Lender to make, continue or convert into Eurodollar Rate Advances has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist, (i) all Advances that would otherwise be made by such Lender as Eurodollar Rate Advances shall instead be made as Base Rate Advances and (ii) to the extent that Eurodollar Rate Advances of such Lender have been converted into Base Rate Advances pursuant to the preceding paragraph or made instead as Base Rate Advances pursuant to the preceding clause
(i), all payments and prepayments of principal that would have otherwise been applied to such Eurodollar Rate Advances of such Lender shall be applied instead to such Base Rate Advances of such Lender.

      SECTION 2.13 Payments and Computations. (a) Each Borrower shall make each payment hereunder and under any Note issued by such Borrower not later than 10:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds without setoff, counterclaim or other deduction. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees, utilization fees and letter of credit fees ratably (other than amounts payable pursuant to Section 2.02(b), 2.07, 2.11, 2.14 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) Each Borrower hereby authorizes each Lender, if and to the extent any payment owed to such Lender by such Borrower is not made when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of any interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of a Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) Notwithstanding anything to the contrary contained herein, any amount payable by a Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

      SECTION 2.14 Taxes. (a) Any and all payments by any Borrower hereunder or under any Note issued by such Borrower shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the LC Issuer and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the LC Issuer or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note issued by such Borrower to any Lender, the LC Issuer or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Borrower severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies to the extent arising from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes"), in each case to the extent attributable to such Borrower; it being understood that to the extent any Other Taxes so payable are not attributable to any particular Borrower, each Borrower shall pay its proportionate share thereof according to the amounts of the Borrowers' respective Sublimits at the time such Other Taxes arose.

            (c) No Lender may claim or demand payment or reimbursement in respect of any Taxes or Other Taxes pursuant to this Section 2.14 if such Taxes or Other Taxes, as the case may be, were imposed solely as the result of a voluntary change in the location of the jurisdiction of such Lender's Applicable Lending Office.

            (d) Each Borrower will indemnify each Lender, the LC Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender, the LC Issuer or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, in each case to the extent attributable to such Borrower; it being understood that to the extent any Taxes, Other Taxes or other liabilities described above are not attributable to a particular Borrower, each Borrower shall pay its proportionate share thereof according to the amounts of the Borrowers' respective Sublimits at the time such Taxes, Other Taxes or other liability arose. This indemnification shall be made within 30 days from the date such Lender, the LC Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

            (e) Prior to the date of an initial borrowing hereunder in the case of each Lender listed on the signature pages hereof, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter within 30 days from the date of request if requested by any Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and each Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrowers in writing to that effect. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States and no Lender may claim or demand payment or reimbursement for such withheld taxes pursuant to this Section 2.14.

            (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (g) If a Borrower makes any additional payment to any Lender pursuant to this Section 2.14 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.14, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to such Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If, within one year after the payment of any such amount to such Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.14(g), such Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by a Lender pursuant to this Section 2.14(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.14(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.14(f)) so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.

            (h) Without prejudice to the survival of any other agreement of any Borrower or any Lender hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes; provided that no Lender shall be entitled to demand any payment from a Borrower under this Section 2.14 more than one year following the payment to or for the account of such Lender of all other amounts payable by such Borrower hereunder and under any Note issued by such Borrower to such Lender and the termination of such Lender's Commitment to such Borrower; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.14 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

      SECTION 2.15 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it to any Borrower or its participation interest in any Facility LC issued for the account of any Borrower (other than pursuant to Section 2.02(b), 2.07, 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the Advances to such Borrower and Facility LCs issued for the account of such Borrower obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them to such Borrower and/or LC Obligations of such Borrower as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation.

      SECTION 2.16 Facility LCs.

            SECTION 2.16.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in Section 2.01), upon the request of any Borrower, to issue standby letters of credit (each a "Facility LC") and to renew, extend, increase, decrease or otherwise modify Facility LCs ("Modify," and each such action a "Modification") for such Borrower, from time to time from and including the date of this Agreement and prior to the Commitment Termination Date for such Borrower. No Facility LC shall have an expiry date later than the earlier of (a) 364 days after the date of issuance, or of extension or renewal, thereof or (b) 360 days after the scheduled Commitment Termination Date. No Facility LC may be renewed or extended, or increased in amount, after the Commitment Termination Date.

            SECTION 2.16.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.16, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

            SECTION 2.16.3 Notice. Subject to Section 2.16.1, the applicable Borrower shall give the LC Issuer notice prior to 10:00 A.M. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the applicable conditions precedent set forth in Article III (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            SECTION 2.16.4 LC Fees. Each Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC issued for the account of such Borrower, a letter of credit fee at a per annum rate equal to the LC Fee Rate to such Borrower in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on the last day of each March, June, September and December and on the Final Termination Date for such Borrower (and thereafter on demand). Each Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount and at the times agreed upon between the LC Issuer and such Borrower and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            SECTION 2.16.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the applicable Borrower and each Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the applicable Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of the Commitment Termination Date or the Final Termination Date for the applicable Borrower, the occurrence of any Event of Default or Unmatured Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section
      2.16.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 A.M. (Chicago time) on such day, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at the Base Rate.

            SECTION 2.16.6 Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amount to be paid by the LC Issuer upon any drawing under any Facility LC issued for the account of such Borrower, without presentment, demand, protest or other formalities of any kind; provided that neither the applicable Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the applicable Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate plus 2%. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from any Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.16.5. So long as the Commitment Termination Date has not occurred with respect to a Borrower, but subject to the terms and conditions of this Agreement (including the submission of a Notice of Borrowing in compliance with Section 2.02 and the satisfaction of the applicable conditions precedent set forth in Article III), such Borrower may request Advances hereunder for the purpose of satisfying any Reimbursement Obligation.

            SECTION 2.16.7 Obligations Absolute. Each Borrower's obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have against the LC Issuer, any Lender or any beneficiary of a Facility LC. Each Borrower agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and such Borrower's Reimbursement Obligation in respect of any Facility LC issued for its account shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of such Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with any Facility LC issued for the account of such Borrower and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not put the LC Issuer or any Lender under any liability to such Borrower. Nothing in this Section
      2.16.7 is intended to limit the right of any Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16.6.

            SECTION 2.16.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Facility LC.

            SECTION 2.16.9 Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC issued for the account of such Borrower or any actual or proposed use of any such Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any right such Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any such Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.16.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

            SECTION 2.16.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

            SECTION 2.16.11 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

      SECTION 2.17 Extension of Commitment Termination Date. Exelon may request an extension of the scheduled Commitment Termination Date for all Borrowers by submitting a request for an extension to the Administrative Agent (an "Extension Request") no more than 60 days prior to the scheduled Commitment Termination Date then in effect. The Extension Request must specify the new scheduled Commitment Termination Date requested by Exelon and the date (which must be at least 30 days after the Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new scheduled Commitment Termination Date shall be 364 days after the scheduled Commitment Termination Date in effect at the time an Extension Request is received, including the scheduled Commitment Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve such Extension Request, which approval shall be at the sole discretion of each Lender. Each Lender approving such Extension Request shall deliver its written consent no later than the Response Date. If the written consent of each of the Lenders (excluding any Person which ceases to be a Lender pursuant to Section 8.07(g)(iii)) is received by the Administrative Agent, the new scheduled Commitment Termination Date specified in the Extension Request shall become effective on the existing scheduled Commitment Termination Date and the Administrative Agent shall promptly notify each Borrower and each Lender of the new scheduled Commitment Termination Date. If all Lenders (including any Person which becomes a Lender pursuant to Section 8.07(g)) do not consent to an Extension Request, the scheduled Commitment Termination Date shall not be extended pursuant to such Extension Request.

                                  ARTICLE III

                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 3.01 Conditions Precedent to Initial Credit Extensions. No Lender shall be obligated to make any Advance, and the LC Issuer shall not be obligated to issue any Facility LC, unless the Administrative Agent shall have received
(a) evidence, satisfactory to the Administrative Agent, that the Borrowers have paid (or will pay with the proceeds of the initial Credit Extensions) all amounts then payable under the Existing Agreement and (b) each of the following documents, each dated the date of the initial Credit Extension (or an earlier date satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent and each (except for the Notes) in sufficient copies to provide one for each Lender:

                  (i) The Notes payable to the order of each of the Lenders, respectively;

                  (ii) Certified copies of resolutions of the Board of Directors or equivalent managing body of each Borrower approving the transactions contemplated by this Agreement and the Notes and of all documents evidencing other necessary organizational action of such Borrower with respect to this Agreement and the documents contemplated hereby;

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the articles or certificate of incorporation and by-laws, or equivalent organizational documents, of such Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by such Borrower of this Agreement and the documents contemplated hereby;

                  (iv) A certificate signed by either the chief financial
            officer, principal accounting officer or treasurer of each Borrower stating that (A) the representations and warranties contained in
            Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default or Unmatured Event of Default has occurred and is continuing on the date of such certificate; and

                  (v) A favorable opinion of Ballard Spahr Andrews & Ingersoll
            LLC, special counsel for the Borrowers, substantially in the form of Exhibit D-1 hereto.

      SECTION 3.02 Conditions Precedent to All Credit Extensions. The obligation of each Lender to make any Advance to any Borrower and of the LC Issuer to issue or modify any Facility LC for the account of any Borrower shall be subject to the further conditions precedent that on the date of such Credit Extension the following statements shall be true, and (a) the giving of the applicable Notice of Borrowing and the acceptance by the applicable Borrower of the proceeds of Advances pursuant thereto and (b) the request by a Borrower for the issuance or Modification of a Facility LC shall, in each case, constitute a representation and warranty by such Borrower that on the date of the making of such Advances or the issuance or Modification of such Facility LC such statements are true:

                  (A) The representations and warranties of such Borrower contained in Section 4.01 are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and, in the case of the making of Advances, the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) No event has occurred and is continuing, or would result from such Credit Extension or, in the case of the making of Advances, from the application of the proceeds therefrom, that constitutes an Event of Default or Unmatured Event of Default with respect to such Borrower.

      SECTION 3.03 Additional Conditions Precedent to Initial Credit Extension to Genco. The obligation of each Lender to make its initial Advance to Genco and of the LC Issuer to issue any Facility LC for the account of Genco shall be subject to the further conditions precedent that (a) Genco shall have delivered audited financial statements to the Administrative Agent and the Lenders and (b) 100% of the Lenders shall have notified the Administrative Agent that such audited financial statements are satisfactory in form and substance to such Lenders.

      SECTION 3.04 Additional Condition Precedent to Initial Credit Extension to ComEd. The obligation of each Lender to make its initial Advance to ComEd and of the LC Issuer to issue any Facility LC for the account of ComEd shall be subject to the further condition precedent that the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and in sufficient copies to provide one for each Lender, a favorable opinion of Sidley Austin Brown & Wood, special counsel for ComEd, substantially in the form of Exhibit D-2 hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

            (a) Such Borrower is a corporation, limited liability company or business trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) The execution, delivery and performance by such Borrower of this Agreement and the Notes issued by such Borrower are within such Borrower's powers, have been duly authorized by all necessary organizational action on the part of such Borrower, and do not and will not contravene (i) the articles or certificate of incorporation, by-laws or the organizational documents of such Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of such Borrower or any of its Subsidiaries.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or the applicable Notes, except an appropriate order or orders of (i) the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and (ii) in the case of ComEd, the Illinois Commerce Commission under the Illinois Public Utilities Act, which order or orders have been duly obtained (or, in the case of the order or orders referred to in clause (ii), will have been obtained prior to any Credit Extension to ComEd) and are (or, in the case of the order or orders referred to in clause (ii), will be at the time of any Credit Extension to ComEd) (x) in full force and effect and (y) sufficient for the purposes hereof.

            (d) This Agreement is, and the applicable Notes when delivered hereunder will be, legal, valid and binding obligations of such Borrowers, enforceable against such Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

            (e) (i) In the case of PECO, the consolidated balance sheet of PECO and its Subsidiaries as at December 31, 2000, and the related statements of income and retained earnings and of cash flows of PECO and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of PECO and its Subsidiaries as at September 30, 2001, and the related unaudited statement of income for the nine-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject, in the case of such balance sheet and statement of income for the period ended September 30, 2001, to year-end adjustments) the consolidated financial condition of PECO and its Subsidiaries as at such dates and the consolidated results of the operations of PECO and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP; and since September 30, 2001 there has been no Material Adverse Change with respect to PECO.

                  (ii) In the case of ComEd, the consolidated balance sheet of
            ComEd and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income, retained earnings and cash flows of ComEd and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of ComEd and its Subsidiaries as of September 30, 2001 and the related unaudited statement of income for the nine-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject in the case of such balance sheet and statement of income for the period ended September 30, 2001, to year-end adjustments) the consolidated financial condition of ComEd and its Subsidiaries as at such dates and the consolidated results of the operations of ComEd and its Subsidiaries for the periods ended on such dates in accordance with GAAP; and since December 31, 2000 there has been no Material Adverse Change with respect to ComEd.

                  (iii) In the case of Exelon, the consolidated balance sheet of
            Exelon and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income, retained earnings and cash flows of Exelon for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of Exelon and its Subsidiaries as of September 30, 2001 and the related unaudited statement of income for the nine-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject, in the case of such balance sheet and statement of income for the period ended September 30, 2001, to year-end adjustments) the consolidated financial condition of Exelon and its Subsidiaries as at such dates and the consolidated results of the operations of Exelon and its Subsidiaries for the periods ended on such dates in accordance with GAAP; and since December 31, 2000 there has been no Material Adverse Change with respect to Exelon.

            (f) Except as disclosed in such Borrower's (and, in the case of Genco, Exelon's) Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders prior to the later of the date of execution and delivery of this Agreement or the date of the most recent extension of the Commitment Termination Date pursuant to Section 2.17, there is no pending or threatened action, investigation or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect with respect to such Borrower. There is no pending or threatened action or proceeding against such Borrower or any of its Subsidiaries that purports to affect the legality, validity, binding effect or enforceability against such Borrower of this Agreement or any Note issued by such Borrower.

            (g) No proceeds of any Loan to such Borrower have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

            (h) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance to such Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of such Borrower and its Subsidiaries is represented by margin stock.

            (i) Such Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any borrowing of Advances by such Borrower or the issuance or modification of any Facility LC for the account of such Borrower, no steps have been taken to terminate any Plan, and no contribution failure by such Borrower or any other member of the Controlled Group has occurred with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer Plan) which might result in the incurrence by such Borrower or any other member of the Controlled Group of any material liability, fine or penalty.

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

      SECTION 5.01 Affirmative Covenants. Each Borrower agrees that so long as any amount payable by such Borrower hereunder remains unpaid, any Facility LC issued for the account of such Borrower remains outstanding or any Lender has any Commitment to such Borrower hereunder, such Borrower will, and, in the case of Section 5.01(a), will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

            (a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.

                  (i) keep proper books of record and account, all in accordance with generally accepted accounting principles in the United States, consistently applied;

                  (ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

                  (iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect on such Borrower) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

                  (iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect on such Borrower;

                  (v) maintain insurance with responsible and reputable
            insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower and its Principal Subsidiaries operate;

                  (vi) at any reasonable time and from time to time, pursuant to prior notice delivered to such Borrower, permit any Lender, or any agent or representative of any thereof, to examine and, at such Lender's expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of such Borrower and any of its Principal Subsidiaries with any of their respective officers; provided that any non-public information (which has been identified as such by such Borrower or the applicable Principal Subsidiary) obtained by any Lender or any of its agents or representatives pursuant to this subsection (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to any other party to this Agreement, its examiners, affiliates, outside auditors, counsel or other professional advisors in connection with the Agreement or if otherwise required to do so by law or regulatory process; and

                  (vii) use the proceeds of the Advances to it for general
            purposes of such corporation, limited liability company or business trust, as the case may be (including, without limitation, the refinancing of its commercial paper and the making of acquisitions), but in no event for any purpose which would be contrary to clause
            (g) or clause (h) of Section 4.01.

            (b) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as possible, and in any event within five Business
            Days after the occurrence of any Event of Default or Unmatured Event of Default with respect to such Borrower continuing on the date of such statement, a statement of an authorized officer of such Borrower setting forth details of such Event of Default or Unmatured Event of Default and the action which such Borrower proposes to take with respect thereto;

                  (ii) as soon as available and in any event within 60 days
            after the end of each of the first three quarters of each fiscal year of such Borrower (commencing with the quarter ending March 31, 2002), a copy of such Borrower's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if such Borrower is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of such Borrower as of the end of such quarter and the related consolidated statement of income of such Borrower for the portion of such Borrower's fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments), together with a certificate of an authorized officer of such Borrower stating that no Event of Default or Unmatured Event of Default with respect to such Borrower has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which such Borrower proposes to take with respect thereto;

                  (iii) as soon as available and in any event within 105 days after the end of each fiscal year of such Borrower, a copy of such Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if such Borrower is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of such Borrower and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of income, retained earnings (if applicable) and cashflows of such Borrower for such fiscal year, certified by Pricewaterhouse Coopers LLP or other certified public accountants of recognized national standing), together with a certificate of an authorized officer of such Borrower stating that no Event of Default or Unmatured Event of Default with respect to such Borrower has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which such Borrower proposes to take with respect thereto;

                  (iv) concurrently with the delivery of the annual and
            quarterly reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit E, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of such Borrower;

                  (v) except as otherwise provided in subsections (ii) and (iii)
            above, promptly after the sending or filing thereof, copies of all reports that such Borrower sends to any of its security holders, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee or dividend reinvestment plans of such Borrower or such Subsidiary);

                  (vi) promptly upon becoming aware of the institution of any steps by such Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that such Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan, which could result in the incurrence by such Borrower or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement as to the action such Borrower proposes to take with respect thereto;

                  (vii) promptly upon becoming aware thereof, notice of any
            change in the Moody's Rating or the S&P Rating for such Borrower;
            and

                  (viii) such other information respecting the condition,
            operations, business or prospects, financial or otherwise, of such Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

      SECTION 5.02 Negative Covenants. Each Borrower agrees that so long as any amount payable by such Borrower hereunder remains unpaid, any Facility LC issued for the account of such Borrower remains outstanding or any Lender has any Commitment to such Borrower hereunder (except with respect to subsection (a), which shall be applicable only as of the date hereof and at any time any Advance to such Borrower or Facility LC issued for the account of such Borrower is outstanding or is to be made or issued, as applicable), such Borrower will not, without the written consent of the Majority Lenders:

            (a) Limitation on Liens. Create, incur, assume or suffer to exist, or, in the case of Exelon, permit any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien on its respective property, revenues or assets, whether now owned or hereafter acquired except (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business; (ii) Liens on the capital stock of or any other equity interest in any of its Subsidiaries (excluding, in the case of Exelon, the stock of ComEd, PECO, Genco and any holding company for any of the foregoing) or any such Subsidiary's assets to secure Nonrecourse Indebtedness; (iii) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property; (iv) Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (iii)); (v) Liens on the property, revenues and/or assets of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens;
(vi) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired; (vii) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts; provided that any such sale, transfer or financing shall be on arms' length terms; (viii) Liens granted by a Special Purpose Subsidiary to secure Transitional Funding Instruments of such Special Purpose Subsidiary; (ix) in the case of ComEd, Liens arising under the ComEd Mortgage and "permitted liens" as defined in the ComEd Mortgage; (x) in the case of PECO, (A) Liens granted under the PECO Mortgage and "excepted encumbrances" as defined in the PECO Mortgage and (B) Liens securing PECO's notes collateralized solely by mortgage bonds of PECO issued under the terms of the PECO Mortgage; (xi) in the case of PECO, ComEd and Genco, Liens arising in connection with sale and leaseback transactions entered into by such Borrower or a Subsidiary thereof, but only to the extent (I) in the case of PECO or ComEd or any Subsidiary thereof, the proceeds received from such sale shall immediately be applied to retire mortgage bonds of PECO or ComED issued under the terms of the PECO Mortgage or the ComEd Mortgage, as the case may be, or (II) the aggregate purchase price of assets sold pursuant to such sale and leaseback transactions where such proceeds are not applied as provided in clause (I) shall not exceed, in the aggregate for PECO, ComEd, Genco and their Subsidiaries, $1,000,000,000; and (xii) Liens, other than those described in clauses (i) through (xi) of this subsection, granted by such Borrower or, in the case of Exelon, any of its Material Subsidiaries in the ordinary course of business securing Debt of such Borrower and, if applicable, such Material Subsidiaries; provided that the aggregate amount of all Debt secured by such Liens shall not exceed in the aggregate at any one time outstanding (I) in the case of Exelon and its Material Subsidiaries, $100,000,000, (II) in the case of ComEd, $50,000,000, (III) in the case of Genco, $50,000,000, and (IV) in the case of PECO, $50,000,000.

            (b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) any of its Principal Subsidiaries may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary of such Borrower, (ii) any of its Principal Subsidiaries may merge with or into or consolidate with or transfer assets to such Borrower and (iii) such Borrower or any of its Principal Subsidiaries may merge with or into or consolidate with or transfer assets to any other Person; provided that, in each case, immediately thereafter in giving effect thereto, no Event of Default or Unmatured Event of Default with respect to such Borrower shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which a Borrower is a party, either (x) such Borrower shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of such Borrower under this Agreement and the Notes issued by such Borrower and the Facility LCs issued for the account of such Borrower pursuant to a written instrument in form and substance satisfactory to the Administrative Agent, (B) subject to clause (A) above, in the case of any such merger, consolidation or transfer of assets to which any of its Principal Subsidiaries is a party, a Principal Subsidiary of such Borrower shall be the surviving entity and (C) subject to clause (A) above, in the case of any such merger, consolidation or transfer of assets to which a Material Subsidiary of Exelon is a party, a Material Subsidiary of Exelon shall be the surviving entity.

            (c) Leverage Ratios. Permit its Leverage Ratio to exceed 65% at any time.

            (d) Continuation of Businesses. Engage in, or permit any of its Subsidiaries to engage in, any line of business which is material to Exelon and its Subsidiaries, taken as a whole, other than businesses engaged in by such Borrower and its Subsidiaries as of the date hereof and reasonable extensions thereof.

            (e) Capital Structure. In the case of Exelon, fail at any time to own, free and clear of all Liens, at least 95% of the issued and outstanding common shares or other common ownership interests of ComEd, 100% of the issued and outstanding common shares or other common ownership interests of PECO and 100% of the issued and outstanding membership interests of Genco (or, in any such case, of a holding company which owns, free and clear of all Liens, at least 95% of the issued and outstanding shares of common stock of ComEd, 100% of the issued and outstanding common shares or other common ownership interests of PECO or 100% of the issued and outstanding membership interests of Genco).

            (f) Restrictive Agreements. In the case of Exelon, permit ComEd, Genco or PECO (or any holding company for any of the foregoing described in the parenthetical clause at the end of 5.02(e)) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such entity to declare or pay dividends to Exelon (or, if applicable, to its holding company), except for existing restrictions on (i) PECO relating to (A) the priority of payments on its subordinated debentures contained in the Indenture dated as of July 1, 1994 between PECO and First Union National Bank, as trustee, as amended and supplemented to the date hereof, and (B) the priority payment of quarterly dividends on its preferred stock contained in its Amended and Restated Articles of Incorporation as in effect on the date hereof.; and (ii) ComEd in connection with its existing Subordinated Deferrable Interest Securities.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01 Events of Default. If any of the following events shall occur and be continuing with respect to a Borrower (any such event an "Event of Default" with respect to such Borrower):

            (a) Such Borrower shall fail to pay (i) any principal of any Advance to such Borrower when the same becomes due and payable, (ii) any Reimbursement Obligation of such Borrower within one Business Day after the same becomes due and payable or (iii) any interest on any Advance to such Borrower or any other amount payable by such Borrower under this Agreement or any Note issued by such Borrower within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by such Borrower herein or by such Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

            (c) Such Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02, Section 5.01(a)(vii) or Section 5.01(b)(i), in each case to the extent applicable to such Borrower, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or

            (d) Such Borrower or any Principal Subsidiary thereof shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes, Nonrecourse Indebtedness and Transitional Funding Instruments) of such Borrower or such Principal Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of such Borrower or a Principal Subsidiary thereof as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change with respect to such Borrower; or

            (e) Such Borrower or any Principal Subsidiary thereof (other than a Special Purpose Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any Principal Subsidiary thereof (other than a Special Purpose Subsidiary) seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property,) shall occur; or such Borrower or any Principal Subsidiary thereof (other than a Special Purpose Subsidiary) shall take any action to authorize or to consent to any of the actions set forth above in this subsection (e); or

            (f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against such Borrower or any Principal Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) (i) Any Reportable Event that the Majority Lenders determine in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer a Plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to such Borrower by the Administrative Agent or (ii) any Plan shall be terminated, or (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Plan or (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; provided, however, that on the date of any event described in clauses (i) through (iv) above, the Unfunded Liabilities of such Plan exceed $20,000,000; or

            (h) In the case of ComEd, Exelon (or a wholly owned Subsidiary of Exelon) shall fail to own, free and clear of all Liens, at least 95% of its issued and outstanding common shares or other common ownership interests;

            (i) In the case of PECO, Exelon (or a wholly owned Subsidiary of Exelon) shall fail to own, free and clear of all Liens, 100% of its issued and outstanding common shares or other common ownership interests; or

            (j) In the case of Genco, Exelon (or a wholly owned Subsidiary of Exelon) shall fail to own, free and clear of all Liens, 100% of the membership interests of Genco;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to such Borrower, (i) declare the respective Commitments of the Lenders to such Borrower and the commitment of the LC Issuer to issue Facility LCs for the account of such Borrower to be terminated, whereupon the same shall forthwith terminate, and/or
(ii) declare the principal amount outstanding under the Notes issued by such Borrower, all interest thereon and all other amounts payable under this Agreement by such Borrower (including all contingent LC Obligations) to be forthwith due and payable, whereupon the principal amount outstanding under such Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; provided, however, that in the event of an Event of Default under Section 6.01(e), (A) the obligation of each Lender to make any Advance to such Borrower and the obligation of the LC Issuer to issue Facility LCs for the account of such Borrower shall automatically be terminated and (B) the principal amount outstanding under the Notes issued by such Borrower, all interest thereon and all other amounts payable by such Borrower hereunder (including all contingent LC Obligations of such Borrower) shall automatically and immediately become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Borrower.

                                  ARTICLE VII

                                   THE AGENTS

      SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by a Borrower pursuant to the terms of this Agreement.

      SECTION 7.02 Agents' Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their respective own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (i) the Administrative Agent may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) the Administrative Agent may consult with legal counsel (including counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) the Administrative Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) the Administrative Agent shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) the Administrative Agent shall not incur any liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.03 Agents and Affiliates. With respect to its Commitment, Advances and Notes, Bank One shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank One in its individual capacity. Bank One and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any subsidiary of any Borrower and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if it were not an Agent and without any duty to account therefor to the Lenders.

      SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 7.05 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by a Borrower), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each such Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by a Borrower but for which such Agent is not reimbursed by such Borrower.

      SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default or Unmatured Event of Default shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

      SECTION 7.07 Co-Documentation Agents, Co-Syndication Agents and Lead Arranger. The titles "Co-Documentation Agent," "Co-Syndication Agent" and "Lead Arranger and Sole Book Runner" are purely honorific, and no Person designated as a "Co-Documentation Agent," a "Co-Syndication Agent" or the "Lead Arranger and Sole Book Runner" shall have any duties or responsibilities in such capacity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is a Borrower or an Affiliate of a Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase or extend the Commitments of the Lenders, increase any Borrower's Sublimit to an amount greater than the amount specified in Section 2.04(c)(ii)(B) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or (f) amend this Section 8.01; provided, further, that
(i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the LC Issuer, in addition to the Lenders required above to take such action, affect the rights or duties of the LC Issuer under this Agreement.

      SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Borrower, at 10 S. Dearborn, 37th Floor, Chicago, IL 60603,
Attention: J. Barry Mitchell, Telecopy: (312) 394-5440; if to any Lender listed on the signature pages hereof, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Bank One Plaza, Mail Suite 0634, 1FPN-10, Chicago, Illinois 60670, Attention: Mr. Ron Cromey,
Telecopy: (312) 732-4840 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

      SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender, the LC Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.04 Costs and Expenses; Indemnification. (a) Each Borrower severally agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the LC Issuer and the Lead Arranger in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees, internal charges and out-of-pocket expenses of counsel (including, without limitation, in-house counsel) for the Administrative Agent, the LC issuer and the Lead Arranger with respect thereto and with respect to advising the Administrative Agent, the LC Issuer and the Lead Arranger as to their respective rights and responsibilities under this Agreement, in each case to the extent attributable to such Borrower; it being understood that to the extent any such costs and expenses are not attributable to a particular Borrower, each Borrower shall pay its proportionate share thereof according to the Borrowers' respective Sublimits at the time such costs and expenses were incurred. Each Borrower further severally agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Agent, the LC Issuer or any Lender in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of such Borrower's obligations this Agreement, the Notes issued by such Borrower and the other documents to be delivered by such Borrower hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a), in each case to the extent attributable to such Borrower; it being understood that to the extent any such costs and expenses are not attributable to a particular Borrower, each Borrower shall pay its proportionate share thereof according to the Borrowers' respective Sublimits at the time such costs and expenses were incurred.

            (b) If any payment of principal of, or any conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to
Section 2.09 or 2.12 or acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the applicable Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amount required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (c) Each Borrower hereby severally agrees to indemnify and hold each Lender, the LC Issuer, each Agent and each of their respective Affiliates, officers, directors and employees (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may pay or incur arising out of or relating to this Agreement, the Notes or the transactions contemplated thereby, or the use by such Borrowers or any of its Subsidiaries of the proceeds of any Advance to such Borrower, in each case to the extent such claims damages, losses, liabilities, costs or expenses are attributable to such Borrower, it being understood that to the extent any such claims, damages, losses, liabilities, costs or expenses are not attributable to a particular Borrower, each Borrower shall pay its proportionate share thereof according to the Borrowers' respective Sublimits at the time such claims, damages, losses, liabilities, costs or expenses arose; provided, however, that no Borrower shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Indemnified Person's gross negligence or willful misconduct. Each Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing by such Borrower to the Lenders and the Administrative Agent under this Agreement and the Notes issued by such Borrower and the termination of the Commitments to such Borrower. If and to the extent that the obligations of a Borrower under this Section 8.04(c) are unenforceable for any reason, such Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

      SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes issued by such Borrower due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and any Note of such Borrower held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      SECTION 8.06 Binding Effect. This Agreement shall become effective when counterparts hereof shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed a counterpart hereof and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Lender and their respective successors and assigns, provided that (except as permitted by Section 5.02(b)(iii)) no Borrower shall have the right to assign rights hereunder or any interest herein without the prior written consent of all Lenders.

      SECTION 8.07 Assignments and Participations. (a) Each Lender may, with the prior written consent of Exelon, the LC Issuer and the Administrative Agent (which consents shall not be unreasonably withheld or delayed), and if demanded by a Borrower pursuant to subsection (g) hereof shall to the extent required by such subsection (g), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation in Facility LCs and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the Commitment Amount of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or, if less, the entire amount of such Lender's Commitment, and shall be an integral multiple of

$1,000,000 or such Lender's entire Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $4,000 (which shall be payable by one or more of the parties to the Assignment and Acceptance, and not by any Borrower, and shall not be payable if the assignee is a Federal Reserve Bank), and (v) the consent of Exelon shall not be required after the occurrence and during the continuance of any Event of Default. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (although an assigning Lender shall continue to be entitled to indemnification pursuant to Section 8.04(c)). Notwithstanding anything contained in this Section 8.07(a) to the contrary, (A) the consent of Exelon, the LC Issuer and the Administrative Agent shall not be required with respect to any assignment by any Lender to an Affiliate of such Lender or to another Lender and (B) any Lender may at any time, without the consent of Exelon, the LC Issuer or the Administrative Agent, and without any requirement to have an Assignment and Acceptance executed, assign all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that any such assignment does not release the transferor Lender from any of its obligations hereunder.

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Amount of, and principal amount of the Advances owing by each Borrower to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with all Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered
Note issued by such Borrower a new Note to the order of such Eligible Assignee in an amount equal to the product of the Commitment Amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance multiplied by the percentage which such Borrower's Sublimit is of the aggregate amount of the Commitment Amounts (the "Sublimit Percentage") and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the product of the Commitment Amount of such assigning Lender after giving effect to such assignment multiplied by the Sublimit Percentage. Each such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (e) Each Lender may sell participations to one or more banks or other entities (each, a "Participant") in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation in Facility LCs and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender, other than any such amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Advance or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Advance or Commitment, extends any Commitment, releases any guarantor of any such Advance or releases any substantial portion of collateral, if any, securing any such Advance.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender (subject to customary exceptions regarding regulatory requirements, compliance with legal process and other requirements of law).

            (g) If (i) any Lender shall make demand for payment under Section 2.11(a), 2.11(b) or 2.14, or (ii) shall deliver any notice to the Administrative Agent pursuant to Section 2.12 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Rate Advances or (iii) shall fail to consent to, or shall revoke its consent to, an extension of the scheduled Commitment Termination Date pursuant to Section 2.17, then (in the case of clause (i)) within 60 days after such demand (if, but only if, such payment demanded under Section 2.11(a), 2.11(b) or 2.14 has been made by the applicable Borrower), or (in the case of clause (ii)) within 60 days after such notice (if such suspension is still in effect), or (in the case of clause (iii)) no later than five days prior to the then effective scheduled Commitment Termination Date, as the case may be, the Borrowers may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrowers and reasonably acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment, the Advances owing to it and its participation in the Facility LCs within the next succeeding 30 days (in the case of clause (i) or clause (ii)), or within the next succeeding five days (in the case of clauses (iii)). If any such Eligible Assignee designated by the Borrowers shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrowers shall fail to designate any such Eligible Assignee for all of such Lender's Commitment, Advances and participation in Facility LCs, then such Lender may (but shall not be required to) assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such period.

            (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to any Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Advance,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.07, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by such Borrower and Administrative Agent, neither of which consents shall be unreasonably withheld or delayed) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(g) may not be amended in any manner which adversely affects a Granting Bank or an SPC without the written consent of such Granting Bank or SPC.

      SECTION 8.08 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

      SECTION 8.09 Consent to Jurisdiction; Certain Waivers. (a) THE BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

      SECTION 8.10 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 8.11 Liability Several. No Borrower shall be liable for the obligations of any other Borrower hereunder.

      SECTION 8.12 Termination of Existing Agreement; Existing Letters of Credit. Exelon, ComEd, PECO, the Lenders which are parties to the Existing Agreement (which Lenders constitute the "Majority Lenders" as defined in the Existing Agreement) and Bank One, as Administrative Agent under the Existing Agreement, agree that, concurrently with the making of the initial Loans hereunder, (a) the commitments under the Existing Agreement shall terminate and be of no further force or effect (without regard to any requirement in Section
2.04 of the Existing Agreement for prior notice of termination of the commitments thereunder), (b) the "Facility LCs" issued under the Existing Agreement for the account of Exelon and PECO (the "Existing Letters of Credit") shall be deemed to be Facility LCs hereunder and (c) the "Facility LCs" issued under the Existing Agreement for the account of ComEd (the "ComEd Letters of Credit") shall be deemed to have been issued by Bank One for its own account. The parties hereto agree that (i) concurrently with the making of the initial Loans hereunder, the Existing Letters of Credit shall be deemed to be Facility LCs hereunder as if the Existing Letters of Credit were issued hereunder on the Closing Date and (ii) on the first date on which all conditions precedent to the initial Credit Extension to ComEd (including the condition precedent set forth in Section 3.04) have been satisfied and no Event of Default or Unmatured Event of Default exists (and subject to availability under the ComEd Sublimit), the ComEd Letters of Credit shall be deemed to be Facility LCs hereunder as if the ComEd Letters of Credit had been issued hereunder on such date.

                [Remainder of the page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        EXELON CORPORATION

                                        By: ____________________________________
                                                      J. Barry Mitchell
                                                 Vice President & Treasurer


                                        COMMONWEALTH EDISON COMPANY

                                        By: ____________________________________
                                                      J. Barry Mitchell
                                                 Vice President & Treasurer


                                        PECO ENERGY COMPANY

                                        By: ____________________________________
                                                      J. Barry Mitchell
                                                 Vice President & Treasurer


                                        EXELON GENERATION COMPANY LLC

                                        By: ____________________________________
                                                      J. Barry Mitchell
                                                  Vice President & Treasurer

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

                                   THE LENDERS

COMMITMENT AMOUNT

$113,500,000                            BANK ONE, NA (Main Office Chicago),
                                        as Administrative Agent, as LC  Issuer
                                        and as a Lender


                                        By: ____________________________________
                                            Name: Madeline Pember
                                            Title: Authorized Agent

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                           BARCLAYS BANK PLC,
                                       as Co-Documentation Agent and as a Lender


                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            FIRST UNION NATIONAL BANK,
                                        as Co-Syndication Agent and as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            CITIBANK, N.A., as Co-Syndication Agent
                                        and as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            ABN AMRO BANK N.V., as Co-Documentation
                                        Agent and as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            THE BANK OF NOVA SCOTIA, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$57,000,000                             THE BANK OF NEW YORK, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$57,000,000                             MELLON BANK, N.A., as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$75,000,000                             BAYERISCHE LANDESBANK
                                        GIROZENTRALE, CAYMAN ISLANDS
                                        BRANCH, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            JPMORGAN CHASE BANK, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$113,500,000                            BNP PARIBAS, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$57,000,000                             THE NORTHERN TRUST COMPANY, as a
                                        Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$112,500,000                            BAYERISCHE HYPO- UND VEREINSBANK AG,
                                        NEW YORK BRANCH, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$114,000,000                            AUSTRALIA AND NEW ZEALAND BANKING
                                        GROUP LIMITED, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$62,500,000                             SUMITOMO MITSUI BANKING
                                        CORPORATION, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

COMMITMENT AMOUNT

$57,000,000                             DRESDNER BANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES, as a Lender


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

This is a signature page to the 364-Day Credit Agreement dated as of December 12, 2001 among Exelon Corporation, Commonwealth Edison Company, Exelon Generation LLC and PECO Energy Company as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

                                   SCHEDULE I

364-Day Credit Agreement dated as of December 12, 2001, among Exelon Corporation, Commonwealth Edison Company, Exelon Generation Company, LLC and PECO Energy Company, as Borrowers, various financial institutions, as Lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank, N.V. and Barclays Bank plc, as Co-Documentation Agents, and Citibank, N.A. and First Union National Bank, as Co-Syndication Agents.

                                                               Eurodollar
Name of Lender                Domestic Lending Office          Lending Office
--------------                -----------------------          --------------
Bank One, NA                  1 Bank One Plaza                 Same
                              Mail Suite 0634, 1FNP-10
                              Chicago, IL 60670
                              Attn: Gwendolyn Watson
                              Phone: (312) 732-4509
                              Fax: (312) 732-4840

Citibank, N.A.                399 Park Avenue                  Same
                              New York, NY 10043
                              Attn: Robert J. Harrity, Jr.
                              Phone: (212) 816-8554
                              Fax: (212) 816-8098

First Union National Bank     1 First Union Center             Same
                              301 S. College St.
                              Charlotte, NC 28288
                              Attn: Robert Wetteroff
                              Phone: (704) 374-6221
                              Fax: (704) 374-6249

ABN AMRO Bank N.V.            208 South LaSalle Street         Same
                              Suite 1500
                              Chicago, IL 60604-1003
                              Attn: Ken Keck
                              Phone: (312) 992-5110
                              Fax: (312) 992-5111

Barclays Bank plc             222 Broadway, 8th Floor          Same
                              New York, NY 10038
                              Attn: Sydney Dennis
                              Phone: (212) 412-2470
                              Fax: (212) 412-7511

The Bank of New York          One Wall St., 19th Floor         Same
                              New York, NY 10286
                              Attn: John Watt
                              Phone: (212) 635-7533
                              Fax: (212) 635-7923

                                                               Eurodollar
Name of Lender                Domestic Lending Office          Lending Office
--------------                -----------------------          --------------
Mellon Bank, N.A.             One Mellon Bank Center           Same
                              Room 4530
                              Pittsburgh, PA 15258-0001
                              Attn: Richard A. Matthews
                              Phone: (412) 234-9759
                              Fax: (412) 236-1840

Bayerische Landesbank         560 Lexington Ave, 17th Floor    Same
Girozentrale, Cayman          New York, NY 10022
Islands Branch                Attn: Sean O'Sullivan
                              Phone: (212) 310-9913
                              Fax: (212) 310-9868

JPMorgan Chase Bank           270 Park Avenue                  Same
                              New York, NY 10017
                              Attn: Peter Ling
                              Phone: (212) 270-4676
                              Fax: (212) 270-3089

Australia and New Zealand     1177 Avenue of the Americas      Same
Banking Group Limited         6th Floor
                              New York, NY 10036
                              Attn:  Arlene Esin
                              Phone: (212) 801-9827
                              Fax: (212) 536-9278

The Northern Trust Company    50 S. LaSalle St.                Same
                              Chicago, IL 60675
                              Attn: Nicole Boehm
                              Phone: (312) 444-3640
                              Fax: (312) 630-6062

The Bank of Nova Scotia       600 Peachtree Street,            Same
                              Suite 2700
                              Atlanta, GA 30308
                              Attn: John Malloy
                              Phone: (312) 201-4111
                              Fax: (312) 201-4108

BNP Paribas                   787 Seventh Avenue,              Same
                              31st Floor
                              New York, NY 10019
                              Attn: Sean Finnegan
                              Phone: (212) 841-2310
                              Fax: (212) 841-2203

                                                               Eurodollar
Name of Lender                Domestic Lending Office          Lending Office
--------------                -----------------------          --------------
Bayerische Hypo- und          150 East 42nd Street             Same
Vereinsbank AG, New           New York, NY 10017
York Branch                   Attn: William Hunter
                              Phone: (212) 672-5340
                              Fax: (212) 672-5530

Sumitomo Mitsui Banking       277 Park Ave.                    Same
Corporation                   New York, NY 10172
                              Attn: David Buck
                              Phone: (212) 224-4168
                              Fax: (212) 224-4042

Dresdner Bank AG              75 Wall St., 25th Floor          Same
                              New York, NY 10005-2889
                              Attn: Fred C. Thurston
                              Phone: (212) 429-2029
                              Fax: (212) 429-2192

                                   SCHEDULE II
                                PRICING SCHEDULE

      The "Applicable Margin," the "Facility Fee Rate" the "Utilization Fee Rate" and the "LC Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

--------------------------------------------------------------------------------
               Applicable Margin
 Status         and LC Fee Rate      Facility Fee Rate      Utilization Fee Rate
--------------------------------------------------------------------------------
Level I             0.400%                 0.100%                  0.100%
--------------------------------------------------------------------------------
Level II            0.500%                 0.125%                  0.125%
--------------------------------------------------------------------------------
Level III           0.600%                 0.150%                  0.125%
--------------------------------------------------------------------------------
Level IV            0.825%                 0.175%                  0.125%
--------------------------------------------------------------------------------
Level V             0.925%                 0.200%                  0.250%
--------------------------------------------------------------------------------

      The Applicable Margin, the Facility Fee Rate, the Utilization Fee Rate and the LC Fee Rate shall be determined separately for each Borrower in accordance with the foregoing table based on the Status for such Borrower. The Status in effect for any Borrower on any date for the purposes of this Pricing Schedule is based on the Moody's Rating and the S&P Rating in effect at the close of business on such date.

      For the purposes of the foregoing (but subject to the final paragraph of this Pricing Schedule):

      "Level I Status" exists at any date for a Borrower if, on such date, such Borrower's Moody's Rating is A3 or better or such Borrower's S&P Rating is A- or better.

      "Level II Status" exists at any date for a Borrower if, on such date, (i) Level I Status does not exist for such Borrower and (ii) such Borrower's Moody's Rating is Baa1 or better or such Borrower's S&P Rating is BBB+ or better.

      "Level III Status" exists at any date for a Borrower if, on such date, (i) neither Level I Status nor Level II Status exists for such Borrower and (ii) such Borrower's Moody's Rating is Baa2 or better or such Borrower's S&P Rating is BBB or better.

      "Level IV Status" exists at any date if, on such date, (i) none of Level I Status, Level II Status or Level III Status exists for such Borrower and (ii) such Borrower's Moody's Rating is Baa3 or better or such Borrower's S&P Rating is BBB- or better.

      "Level V Status" exists at any date for a Borrower if, on such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists for such Borrower.

      "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

If the S&P Rating and the Moody's Rating for a Borrower create a split-rated situation and the ratings differential is one level, the higher rating will apply. If the differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply. If a Borrower has no Moody's Rating or no S&P Rating, Level V Status shall exist for such Borrower.

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS..................................   1

       Section 1.01      Certain Defined Terms..............................   1

       Section 1.02      Computation of Time Periods........................  12

       Section 1.03      Accounting Principles..............................  12

       Section 1.04      Section References.................................  12

ARTICLE II AMOUNTS AND TERMS OF THE COMMITMENTS.............................  12

       Section 2.01      Commitments........................................  12

       Section 2.02      Procedures for Advances; Limitations on Borrowings.  13

       Section 2.03      Facility and Utilization Fees......................  14

       Section 2.04      Reduction of Commitment Amounts; Adjustment of
                         Sublimits..........................................  14

       Section 2.05      Repayment of Advances..............................  15

       Section 2.06      Interest on Advances...............................  15

       Section 2.07      Additional Interest on Eurodollar Advances.........  16

       Section 2.08      Interest Rate Determination........................  16

       Section 2.09      Continuation and Conversion of Advances............  17

       Section 2.10      Prepayments........................................  17

       Section 2.11      Increased Costs....................................  18

       Section 2.12      Illegality.........................................  19

       Section 2.13      Payments and Computations..........................  20

       Section 2.14      Taxes..............................................  21

       Section 2.15      Sharing of Payments, Etc...........................  23

       Section 2.16      Facility LCs.......................................  24

       Section 2.17      Extension of Commitment Termination Date...........  27

ARTICLE III CONDITIONS TO CREDIT EXTENSIONS.................................  28

       Section 3.01      Conditions Precedent to Initial Credit Extensions..  28

       Section 3.02      Conditions Precedent to All Credit Extensions......  29

       Section 3.03      Additional Conditions Precedent to Initial Credit
                         Extension to Genco.................................  29

       Section 3.04      Additional Condition Precedent to Initial Credit
                         Extension to ComEd.................................  29

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................  30

       Section 4.01      Representations and Warranties of the Borrowers....  30

ARTICLE V COVENANTS OF THE BORROWERS........................................  32

       Section 5.01      Affirmative Covenants..............................  32

       Section 5.02      Negative Covenants.................................  35

ARTICLE VI EVENTS OF DEFAULT................................................  37

       Section 6.01      Events of Default..................................  37

ARTICLE VII THE AGENTS......................................................  39

       Section 7.01      Authorization and Action...........................  39

       Section 7.02      Agents' Reliance, Etc..............................  40

       Section 7.03      Agents and Affiliates..............................  40

       Section 7.04      Lender Credit Decision.............................  40

       Section 7.05      Indemnification....................................  41

       Section 7.06      Successor Administrative Agent.....................  41

       Section 7.07      Co-Documentation Agents, Co-Syndication Agents
                         and Lead Arranger..................................  41

ARTICLE VIII MISCELLANEOUS..................................................  42

       Section 8.01      Amendments, Etc....................................  42

       Section 8.02      Notices, Etc.......................................  42

       Section 8.03      No Waiver; Remedies................................  42

       Section 8.04      Costs and Expenses; Indemnification................  43

       Section 8.05      Right of Set-off...................................  44

       Section 8.06      Binding Effect.....................................  44

       Section 8.07      Assignments and Participations.....................  44

       Section 8.08      Governing Law......................................  48

       Section 8.09      Consent to Jurisdiction; Certain Waivers...........  48

       Section 8.10      Execution in Counterparts; Integration.............  48

       Section 8.11      Liability Several..................................  49

       Section 8.12      Termination of Existing Agreement..................  49

Schedule I         List of Applicable Lending Offices

Schedule II        Pricing Schedule

Exhibit A          Form of Note

Exhibit B          Form of Notice of Borrowing

Exhibit C          Form of Assignment and Acceptance

Exhibit D-1        Form of Opinion of Special Counsel for the Borrowers

Exhibit D-2        Form of Opinion of Special Counsel for ComEd

Exhibit E          Form of Annual and Quarterly Compliance Certificate